UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 25, 2006

Date of Report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The information in this Current Report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Current Report.

On July 25, 2006, Integrated Device Technology, Inc., a Delaware corporation (“IDT”), announced that it has entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and between IDT and SigmaTel, Inc., a Delaware corporation (“SigmaTel”), to purchase the AC-97 and High Definition Audio (HD-Audio) PC and Notebook audio codec product lines of SigmaTel (the “Acquisition”). The purchase price for the Acquisition is a one-time fee of $72 million in cash, subject to certain post-closing adjustments.

Pursuant to the Purchase Agreement, the consummation of the Acquisition is subject to customary closing conditions. The waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, applicable to the Acquisition, has expired.

The Board of Directors of IDT and SigmaTel have approved the Purchase Agreement and the Acquisition.

The foregoing description is qualified in its entirety by reference to the Company’s press release dated July 25, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d) Exhibits.

99.1      Press Release dated July 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ James L. Laufman
James L. Laufman
Vice President and General Counsel
(duly authorized officer)

Date: July 25, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 25, 2006